PACWEST BANCORP
9701 WILSHIRE BOULEVARD
SUITE 700
BEVERLY HILLS, CALIFORNIA 90212

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Time on November 21, 2023 for shares held directly and by 8:59 p.m. Pacific Time on November 16, 2023 for shares held in the PacWest Bancorp 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Time on November 21, 2023 for shares held directly and by 8:59 p.m. Pacific Time on November 16, 2023 for shares held in the PacWest Bancorp 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23499-Z86337

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACWEST BANCORP

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3 below.	**For**	**Against**	**Abstain**
1. Adoption of the Agreement and Plan of Merger, dated as of July 25, 2023, as it may be amended from time to time, by and among PacWest Bancorp (“PACW”), Banc of California, Inc. (“BANC”) and Cal Merger Sub, Inc. (the “merger agreement”), pursuant to which Cal Merger Sub, Inc. will merge with and into PACW with PACW as the surviving entity, and, immediately thereafter, PACW will merge with and into BANC with BANC as the surviving entity (the “mergers”).	☐	☐	☐
2. Approval of, on a non-binding, advisory basis, the compensation that PACW’s named executive officers may receive in connection with the mergers pursuant to agreements or arrangements with PACW.	☐	☐	☐
3. Approval of one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of adopting the merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

V23500-Z86337

PACWEST BANCORP
Special Meeting of Stockholders
November 22, 2023 10:00 AM MT
Denver Marriott Tech Center, 4900 S. Syracuse St
Denver, Colorado 80237
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul W. Taylor, Kevin L. Thompson and Angela M.W. Kelley, or each of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM MT on November 22, 2023, at Denver Marriott Tech Center, 4900 S. Syracuse St, Denver, Colorado 80237 and any adjournment or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.**

If the stockholder has an interest in PACWEST BANCORP common stock through the PacWest Bancorp 401(k) Plan, the signatory hereby directs the trustee of the plan to vote at the Special Meeting of Stockholders, as designated on the reverse side of this proxy, their shares as of the record date. If no direction is made, this proxy will not be voted.

(Continued and to be signed on the reverse side.)